EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Duke Realty Corporation:
We consent to the incorporation by reference in the registration statements No. 333-200207, No. 333-85009, No. 333-59138, No. 333-50081, No. 333-39498, No. 333-35008, No. 333-24289, No. 333-26833, No. 333-64659, No. 333-128132, No. 333-62381, No. 333-66919, No. 333-82063, No. 333-51344, No. 333-108556, No. 333-120492, No. 333-70678 and No. 333-181030 on Form S-3, No. 333-77645 on Form S-4 and No. 333-39965, No. 033-55727, No. 333-124364, No. 333-82061, No. 333-35162, No. 333-113907, No. 333-128133, No. 333-160960 and No. 333-185583 on Form S-8 of Duke Realty Corporation of our report dated February 20, 2015, with respect to the consolidated balance sheets of Duke Realty Corporation and Subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive income, cash flows, and changes in equity for each of the years in the three-year period ended December 31, 2014, the related financial statement schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears in the December 31, 2014 combined annual report on Form 10-K of Duke Realty Corporation and Duke Realty Limited Partnership.

/s/ KPMG LLP

Indianapolis, Indiana
February 20, 2015